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                                                                 Exhibit 10.7(a)



                             ROADWAY SERVICES, INC.


                                  EXCESS PLAN
                                  -----------

   Roadway Services, Inc. (the "Company") hereby establishes the Roadway Services, Inc. Excess Plan. The purpose of this Excess Plan is to provide to certain of the employees of the Company and of certain other Employers benefits they would receive under the terms of certain defined benefit pension plans of the Controlled Group but for the limit on the benefits payable under such Pension Plans due to the application of Section 415 of the Code. This Excess Plan includes the Roadway Services, Inc. Administrative Document for Excess Plan and 401(a)(17) Benefit Plan (the "Administrative Document"), which is incorporated herein by reference.


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
   1.1.  Generally
         ---------
   The following words and phrases shall have the same meanings as specified in the applicable Pension Plan, as it may be amended from time to time, unless the context clearly requires otherwise:

   "Actuarial (or Actuarially) Equivalent"
   "Actuary"
   "Code"
   "Employee"
   "Pension Commencement Date"
   "Plan Year"
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   The following words and phrases shall have the same meaning as specified in the Administrative Document, as it may be amended from time to time, unless the context clearly requires otherwise:

   "Board"
   "Committee"
   "Controlled Group" or "Controlled Group Members"
   "Effective Date"
   "Excess Plan"
   "401(a)(17) Benefit Plan"
   "Plans"

   In addition, for purposes of this Excess Plan, the following words and phrases shall have the meanings hereinafter indicated unless the context clearly indicates otherwise:

   1.2.  Account
         -------
   "Account" means the record maintained in accordance with Article III by the Company for each Participant.

   1.3.  Accrued Benefit
         ---------------
   "Accrued Benefit" of a Participant as of any date, hereinafter called an "accrual date," equals the amount of Excess Retirement Benefit to which the Participant would be entitled under Section 2.1 if he terminated his employment with the Controlled Group on the accrual date.

   1.4.  Employer
         --------
   "Employer" means the Company and any other Controlled Group Member that adopts this Excess Plan in accordance with Section 7.7 of the Administrative Document.
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   1.5.  Excess Retirement Benefit
         -------------------------
   "Excess Retirement Benefit" means the monthly benefit payable to or with respect to a Participant and/or his Spouse under Article II.

   1.6.  Participant
         -----------
   "Participant" means an Employee who (i) is participating in one or more Pension Plans whose benefits thereunder are limited by
Section 415 of the Code and (ii) who retires from an Employer on or after the Effective Date.

   1.7.  Pension Plan
         ------------
   "Pension Plan" means, with respect to any Participant, the defined benefit pension plan(s) specified on Exhibit A hereto (which is incorporated herein by reference) in which he participates.

   1.8.  Spouse
         ------
   Spouse shall mean the deceased Participant's surviving spouse if such person married such Participant at least one (1) year prior to his death.

   1.9.  Valuation Date
         --------------
   "Valuation Date" shall mean the last day of each calendar year or such other dates as may be established by the Company.
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                                   ARTICLE II

                           EXCESS RETIREMENT BENEFITS
                           --------------------------

   2.1.  Amount of Benefit
         -----------------
   (a)  Participants in a Single Pension Plan.  The Excess Retirement Benefit
        -------------------------------------
payable to or with respect to a Participant for any month of any Plan Year shall be an amount equal to the excess, if any, of (i) the amount of the monthly benefit, expressed as a single life annuity commencing as of the Participant's Pension Commencement Date, or, if the Participant is married on his Pension Commencement Date, expressed as a 100% joint and survivor annuity in an Actuarially Equivalent amount commencing as of the Participant's Pension Commencement Date, that would be payable to or with respect to the Participant under the Pension Plan if the Pension Plan did not contain limitations pursuant to Section 415 of the Code, over (ii) the amount of the monthly benefit payable on the same basis to or with respect to the Participant under such Pension Plan for such month. Such Excess Retirement Benefit (1) shall be reduced to reflect any post-retirement increases in monthly benefits payable to the Participant under such Pension Plan by reason of increases in the limits under Section 415 of the Code, and (2) shall reflect any adjustments under such Pension Plan because of the Participant's determination not to elect to waive any qualified pre-retirement survivor annuity.

   (b)  Participants in Multiple Pension Plans.  If a person has been a
        --------------------------------------
Participant in more than one Pension Plan, his
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Excess Retirement Benefit for any month of any Plan Year shall be an amount equal to the excess, if any, of (i) the largest amount of monthly benefits to which he or his Beneficiary would be entitled under any of the Pension Plans for such Plan Year if the Pension Plans did not contain limitations pursuant to
Section 415 of the Code, over (ii) the amount of monthly benefits in fact payable to the Participant or his Beneficiary under all of the Pension Plans for such month, and computed and adjusted as provided in Section 2.1(a).

   (c)  Pre-retirement Survivor Annuity.  If a married Participant dies before
        -------------------------------
his Pension Commencement Date, and has a Spouse entitled to a qualified pre-retirement survivor annuity under any Pension Plan, such Spouse shall receive a pre-retirement survivor annuity based on the Excess Retirement Benefit computed and adjusted as provided in Section 2.1(a) and (b) to which the Participant would be entitled. Such pre-retirement and survivor annuity will be payable at the same time and in the same manner as the qualified pre-retirement survivor annuity.

   2.2.  Manner and Time of Payment
         --------------------------
   (a)  Manner of Payment.  The Excess Retirement Benefit in the amount
        -----------------
determined from time to time under Section 2.1 shall be payable monthly to a Participant for the life of the Participant, commencing as of the Participant's Pension Commencement Date; provided, however, for a married Participant, the Excess Retirement Benefit, in an Actuarially Equivalent
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amount, shall be payable monthly to the Participant as an annuity for the life of the Participant, with a survivor annuity for the life of the Spouse, which is one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and the Spouse.

   (b)  Time of Payment.
        ---------------
   (i) The first monthly payment of an Excess Retirement Benefit to a retired Participant entitled to such benefit shall be payable as of the first day of the first calendar month after such Participant shall have become entitled thereto pursuant to the provisions of the Pension Plan and this Excess Plan, and each subsequent monthly payment of such benefit shall be payable as of the first day of each calendar month thereafter during his lifetime, ceasing with the payment made as of the first day of the calendar month in which the death of such Participant occurs. Any survivorship benefit shall be paid in the same manner, beginning the month following the month during which the death of such retired Participant occurs and continuing until such Spouse dies.

     (ii) The Excess Retirement Benefit of any retired Participant receiving a retirement benefit shall terminate as of the date of his re-employment if such retired Participant is re-employed by an Employer and, upon his subsequent retirement pursuant to the provisions of the Pension Plan after any period of such re-employment, such Participant shall thereupon be eligible for the Excess Retirement Benefit then in effect,
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pursuant to the provisions of this Excess Plan, with such adjustments in the amount of such benefit as may be necessary to reflect actuarially the value of any Excess Retirement Benefit previously paid such Participant under this Excess Plan.

   2.3.  Liability for Payment
         ---------------------
   The Company shall pay the Excess Retirement Benefit to the Participant and/or his Beneficiary.

   2.4.  Eligibility for Benefit
         -----------------------
   Each Participant shall be eligible for an Excess Retirement Benefit.

   2.5.  Payment to Guardian
         -------------------
   If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Company may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

   2.6.  Effect on other Benefits
         ------------------------
   Benefits payable to or with respect to a Participant under the Pension Plans, the 401(a)(17) Benefit Plan or any other Company-sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Excess Plan.
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   2.7.  Effect of Termination of Excess Plan
         ------------------------------------
   Notwithstanding anything in this Excess Plan to the contrary, in the event of a termination of the Excess Plan, the Company, in its sole and absolute discretion, shall have the right to change the time and/or manner of distribution of Participants' Excess Retirement Benefits, including, without limitation, by providing for the satisfaction of the Company's obligation to pay Excess Retirement Benefits by payment of a single lump sum payment to each Participant or Spouse then entitled to an Excess Retirement Benefit in an amount equal to the Actuarially Equivalent present value of such Excess Retirement Benefit, provided that the Company may not diminish the value of the Excess Retirement Benefit payable to any Participant or Spouse hereunder.

                                  ARTICLE III

                             PARTICIPANT'S ACCOUNT
                             ---------------------
   3.1.  Generally
         ---------
   The Company, through its accounting records, shall establish an Account for each Participant to reflect the value of the Participant's Excess Retirement Benefit under this Excess Plan. The Accounts established hereunder shall be segregated from other accounts on the books and records of the Company as a contingent liability of the Company to Participants. As of each Valuation Date, the Company shall credit each Participant's Account with the increase in the Actuarially Equivalent present value of the Participant's Accrued Benefit since the preceding
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Valuation Date and shall debit from the Participant's Account any decrease in such Actuarially Equivalent present value and the amount of any payments of an Excess Retirement Benefit since the preceding Valuation Date. The amount of such credits and/or debits shall be determined by the Company.

   3.2.  Limitation on Rights of Participants and Spouses
         ------------------------------------------------
   The establishment of each Participant's Account hereunder is solely for the Company's convenience in administering the Excess Plan. Amounts "credited" to the Account shall continue for all purposes to be part of the general funds of the Company. Each Participant's Account is merely a record of the value of the Company's unsecured contractual obligation to the Participant and his Spouse under the Excess Plan.

                                   ARTICLE IV

                                    VESTING
                                    -------

   Anything herein to the contrary notwithstanding, except as otherwise provided in Section 5.3(b) of the Administrative Document or Article VI of the Administrative Document, Excess Retirement Benefits of Participants who are vested under the Pension Plan shall at all times be fully vested.

                                   ARTICLE V

                               METHOD OF FUNDING
                               -----------------

   The obligation of the Company hereunder shall be a general unfunded and unsecured obligation of the Company only. It is not intended hereby to establish a fund to provide for the payment of Excess Retirement Benefits or to create a trust or
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lien (equitable or otherwise) for the benefit of any Participant, Spouse or any other person.

     IN WITNESS WHEREOF, the Roadway Services, Inc. Excess Plan is executed on behalf of the Company by its authorized officer this 21st day of February, 1994, effective as of the Effective Date.


                                         ROADWAY SERVICES, INC.


                                         By: D. A. WILSON
                                             ----------------------
                                             Senior Vice President-
                                             Finance and Planning
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                                   EXHIBIT A
                                   ---------



1.       ROADWAY SERVICES, INC.

         PENSION PLAN AND TRUST (AMENDED AND RESTATED)